Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Jon Puckett	Kevin Lightfoot
Vice President	Vice President
Investor Relations	Corporate Communications
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8281	214-841-8191
jon.puckett@acs-inc.com	kevin.lightfoot@acs-inc.com
ACS Announces Fourth Quarter and Fiscal Year 2008 Results;
Company Delivers Record Signings, Revenues, Adjusted Earnings and Cash Flow
DALLAS, TEXAS: August 7, 2008 — Affiliated Computer Services, Inc., (NYSE: ACS), today announced fourth quarter fiscal year 2008 revenues of $1.61 billion, an increase of 6% compared to the fourth quarter of the prior year. Adjusted non-GAAP diluted earnings per share for the fourth quarter of fiscal years 2008 and 2007 were $0.95 and $0.88, respectively, representing an 8% increase. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
Fiscal year 2008 revenues were a record at $6.16 billion, an increase of 7% compared to the prior fiscal year. Adjusted non-GAAP diluted earnings per share for fiscal year 2008 was a record at $3.53 and represents a 13% increase over fiscal year 2007 adjusted non-GAAP diluted earnings per share of $3.12.
Fiscal year 2008 new business signings were a company record. During the fourth quarter, new business signings totaled $210 million of annual recurring revenue. Fiscal year 2008 new business signings were $801 million of annual recurring revenue, a 32% increase over the prior year period.
Fiscal year 2008 was a record year for cash flow. Fourth quarter free cash flow was $177 million, or 11% of revenues. Fiscal year 2008 free cash flow was $518 million, or 8% of revenues.
“The fourth quarter of fiscal 2008 was the culmination of an excellent year. We signed the most new business in our history while ending the year with the largest new business pipeline that we have ever pursued. I am very pleased with our success in sales because I believe we are well positioned to accelerate internal revenue growth in fiscal 2009,” said Lynn Blodgett, ACS’ president and chief executive officer. “Our adjusted earnings per share was the highest in our history and the record amount of cash flow we generated in fiscal 2008 is evidence of the strength of our earnings. We continued to fortify our vertical markets by developing innovative new solutions and by completing seven acquisitions that added new vertical capabilities and geographic reach. All of this was made possible by our wonderful customers and our 65,000 dedicated employees in more than 100 countries worldwide.”
Key highlights from ACS’ fiscal year 2008 fourth quarter results:
•	During the quarter, the Company generated new business signings of $210 million in annual recurring revenue with an estimated total contract value of $685 million. Commercial signings represented 75% of new business signings and Government contributed 25%. From a service line perspective, business process outsourcing contributed 82% of new business signings and 18% were information technology outsourcing.

•	During the quarter, total revenues were $1.61 billion and represented 6% growth, of which 4% was internal. The Commercial segment contributed 60% of revenues and grew 11%, excluding divestitures, of which 8% was internal. The Government segment contributed 40% of revenues and was flat, excluding divestitures, over the prior year period with negative 2% internal revenue growth.

•	Adjusted non-GAAP diluted earnings per share for the fourth quarter of fiscal years 2008 and 2007 were $0.95 and $0.88, respectively, representing an 8% increase. Fourth quarter fiscal year 2008 reported GAAP diluted earnings per share was $1.01 as compared to $0.37 in the prior year period. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.

•	Cash flow from operations during the fourth quarter was $267 million, or 17% of revenues. Free cash flow during the quarter was $177 million, or 11% of revenues. Capital expenditures and additions to intangibles were $90 million, or 6% of revenues.

•	In June 2008, the Company expanded its service offerings and global capabilities by closing the acquisition of Orbital Sciences Corporation’s Transportation Management Systems (TMS) business for a purchase price of $43 million. TMS deepens the Company’s transportation vertical and had trailing twelve-month revenue of approximately $50 million.
Key highlights from ACS’ fiscal year 2008 results:
•	Fiscal year 2008 new business signings were $801 million of annual recurring revenue, with an estimated total contract value of $3.2 billion. This represents a 32% increase over fiscal year 2007 new business signings. Commercial signings contributed 60% of fiscal year 2008 new business signings and Government contributed 40%. From a service line perspective, business process outsourcing generated 80% of new business signings and 20% were information technology outsourcing.

•	Fiscal year 2008 revenues were $6.16 billion. Total revenue growth was 7%, of which 5% was internal. The Commercial segment accounted for 60% of revenues, and grew 8%, excluding divestitures, of which 6% was internal. The Government segment accounted for 40% of revenues and grew 5%, excluding divestitures, of which 4% was internal.

•	Adjusted non-GAAP diluted earnings per share for the fiscal years 2008 and 2007 were $3.53 and $3.12, respectively, representing a 13% increase. Fiscal year 2008 reported GAAP diluted earnings per share was $3.32 compared to $2.49 in the prior year. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.

•	Cash flow from operations for fiscal year 2008 was $827 million, or 13% of revenues, and free cash flow was $518 million, or 8% of revenues. Capital expenditures and additions to intangibles were $308 million, or 5% of revenues.

•	During the second quarter of fiscal year 2008, the Company completed a $200 million share repurchase program, purchasing 4.5 million shares at an average price of $44 per share.

•	During fiscal year 2008 we expanded our service offerings and global capabilities by closing the following acquisitions:
•	In January 2008, to support its global expansion, the Company acquired Syan Holdings Limited, a U.K.-based provider of information technology outsourcing services, for a purchase price of $69 million. Syan generated trailing twelve-month revenue of approximately $75 million.

•	In February 2008, to deepen its healthcare vertical, the Company acquired Bowers & Associates, Inc., a Wisconsin-based provider of quality care and productivity management services and healthcare data analytics, for a purchase price of $8 million. Bowers had trailing twelve-month revenue of approximately $5 million.

•	In March 2008, to further support its global expansion, the Company acquired sds business services GmbH, a Germany-based provider of data center, infrastructure services, and application related solutions, for a purchase price of $63 million. sds generated trailing twelve-month revenue of approximately $40 million.

•	In March 2008, to broaden its transportation vertical, the Company acquired Communications Development, Inc., an Arkansas-based provider of outsourced marketing, consulting, and advertising services to the commercial transportation industry.

•	In April 2008, to broaden its healthcare payer vertical market, the Company acquired CompIQ Corporation (CompIQ), a California-based provider of workers’ compensation claims review, re-pricing and software solutions for $22 million, plus contingent payments based upon future performance. CompIQ had trailing twelve month revenue of approximately $17 million.

•	In June 2008, the Company acquired Orbital Sciences Corporation’s Transportation Management Systems (TMS) business for a purchase price of $43 million. TMS deepens the Company’s transportation vertical market and had trailing twelve-month revenue of approximately $50 million.

ACS will discuss its financial results on a conference call and web cast on www.acs-inc.com at 3:30 p.m. central time today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website and will use certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a FORTUNE 500 company with 65,000 people supporting client operations in more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” Visit ACS on the Internet at www.acs-inc.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Actual performance may differ materially from those statements due to risks, uncertainties and other factors, domestically and internationally, including factors related to competitive conditions and their impact; our debt and debt service costs, including any reductions in our credit rating; the effect of claims and litigation; the impact of the legal and regulatory environment; the loss or failure of significant clients, including the impact of economic and political conditions; fluctuation in our non-recurring revenue; the recoverability of capital investments in connection with our contracts; our success in managing the business, controlling costs and in identifying, acquiring and integrating businesses and technologies; the impact of contract provisions, such as pricing provisions and service level penalties, and contract terminations; our success in signing and commencing new businesses; the loss of any significant software vendor relationships; risks in our international operations, including foreign currency exchange rates; and other factors, including those set forth under “Risk Factors” in our filings with the Securities and Exchange Commission. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
In thousands, except per share amounts
(Unaudited)

	Three months ended
	June 30,
	2008	2007

Revenues	$1,613,655	$1,519,734

Operating expenses:
Cost of revenues:
Wages and benefits	754,648	724,951
Services and supplies	377,258	348,721
Rent, lease and maintenance	191,334	171,413
Depreciation and amortization	98,976	91,338
Software impairment	—	76,407
Other	6,796	5,279

Total cost of revenues	1,429,012	1,418,109

Other operating expenses	6,771	18,447

Total operating expenses	1,435,783	1,436,556

Operating income	177,872	83,178

Interest expense	35,591	42,176
Other non-operating income, net	(2,373)	(4,494)

Pretax profit	144,654	45,496
Income tax expense	46,022	7,922

Net income	$98,632	$37,574

Earnings per share:
Basic	$1.02	$0.38

Diluted	$1.01	$0.37

Shares used in computing earnings per share:
Basic	96,703	99,378
Diluted	97,719	101,039
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
In thousands, except per share amounts
(Unaudited)

	Twelve months ended
	June 30,
	2008	2007

Revenues	$6,160,550	$5,772,479

Operating expenses:
Cost of revenues:
Wages and benefits	2,908,290	2,748,717
Services and supplies	1,383,801	1,262,435
Rent, lease and maintenance	746,077	701,620
Depreciation and amortization	380,571	346,199
Software impairment	—	76,407
Other	27,967	33,440

Total cost of revenues	5,446,706	5,168,818

Other operating expenses	68,766	66,706

Total operating expenses	5,515,472	5,235,524

Operating income	645,078	536,955

Interest expense	161,935	182,665
Other non-operating income, net	(13,076)	(29,123)

Pretax profit	496,219	383,413
Income tax expense	167,209	130,323

Net income	$329,010	$253,090

Earnings per share:
Basic	$3.36	$2.53

Diluted	$3.32	$2.49

Shares used in computing earnings per share:
Basic	98,013	100,181
Diluted	98,993	101,572
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Dollars in thousands
(Unaudited)

	June 30,	June 30,
	2008	2007

Assets
Cash and cash equivalents	$461,883	$307,286
Accounts receivable, net	1,378,285	1,257,108
Income taxes receivable	7,076	13,268
Other current assets	255,872	232,872

Total current assets	2,103,116	1,810,534

Property, equipment, and software, net	920,637	897,319
Goodwill	2,785,164	2,612,368
Other intangible assets, net	444,479	481,378
Other assets	216,003	180,830

Total Assets	$6,469,399	$5,982,429

Liabilities:
Accounts payable	$198,191	$97,951
Accrued compensation and benefits	244,888	246,742
Other accrued liabilities	338,861	400,238
Deferred taxes	82,017	14,418
Current portion of long-term debt	47,373	47,039
Current portion of unearned revenue	173,809	164,484

Total current liabilities	1,085,139	970,872

Long-term debt	2,357,541	2,342,272
Deferred taxes	411,836	367,565
Other long-term liabilities	306,509	235,552

Total Liabilities	4,161,025	3,916,261

Total Stockholders’ Equity	2,308,374	2,066,168

Total Liabilities and Stockholders’ Equity	$6,469,399	$5,982,429

Frequently Used Terms
New business signings - while there are no third party standards or requirements governing the calculation of new business signings, we define new business signings as annual expected recurring revenue from new contracts and the incremental portion of renewals that are signed during the period, which represents the estimated first twelve months of revenue to be recorded under the contracts after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Restatement of Operating Segment Results
During the first quarter of fiscal year 2008, the Company reorganized the internal operating and reporting structures in its Commercial and Government segments to more formally align its sales, service delivery and financial organizations under their appropriate leadership. As a result, the Company has restated its Commercial and Government segment results for the three and twelve months ended June 30, 2007 to reflect its current operating and reporting structure. The restatement has no impact on the Company’s consolidated results for the period of restatement.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including adjusted non-GAAP earnings per share, free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational trends and results.
Management uses these non-GAAP measures to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results — In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, the Company has also made certain non-GAAP adjustments which are described in “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” included in this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are infrequently occurring or that are non-operational in nature. Management believes that the exclusion of these items provides a useful basis for evaluating underlying business performance, but these adjusted non-GAAP measures should not be considered in isolation and are in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information. Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends, as well as making financial comparisons to prior periods presented on a similar basis. The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to prior periods and the Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand the Company’s comparative operating performance for the periods presented.
The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although the Company’s management believes non-GAAP measures are useful in evaluating the performance of its business, the Company acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating our results.
Description of Non-GAAP Adjustments:
The following items are included in our presentation of Non-GAAP adjustments:
1.	Costs related to our internal investigation of our stock option grant practices, investigations begun by the Securities and Exchange Commission and Department of Justice, and shareholder derivative suits, net of insurance reimbursements: The Company has incurred costs related to our internal investigation, as well as those of the SEC and DOJ. In addition, several derivative lawsuits have been filed in connection with our stock option grant practices, generally alleging claims related to breach of fiduciary duty and unjust enrichment by certain of our directors and senior executives and the Company has incurred costs related to these lawsuits. Management expects that the Company will continue to incur costs related to the ongoing investigations and derivative lawsuits (collectively, “Option Investigation Related Costs”) and has made and will continue to make claims under its directors’ and officers’ insurance policies for reimbursement of these costs, although the Company cannot predict the timing or amount, if any, of any insurance reimbursements. Management believes that these costs and related insurance reimbursements, if any, although material and recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

2.	Costs related to buyout offers and related shareholder derivative suits: The Company has incurred costs in fiscal years 2008 and 2007 to evaluate our strategic alternatives, including the proposal from Darwin Deason, Chairman of the Board of Directors, and Cerberus. In addition, several lawsuits have been filed in connection with the announced buyout transaction, generally alleging claims related to breach of fiduciary duty, and seeking class action status (“Buyout Related Cost”). Management expects that the Company may continue to incur costs related to our evaluation of strategic alternatives and these lawsuits. Management believes that these costs, although material and possibly recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

3.	Cost related to amending certain employee stock options: During fiscal year 2007 and the first quarter of fiscal year 2008, the Company amended the exercise price of certain outstanding stock options in order to reprice all, or a portion, of the respective stock option grants to the correct accounting measurement date to avoid adverse tax consequences to individual holders under Section 409A of the Internal Revenue Code (“Section 409A”). During the first quarter of fiscal year 2008, the Company expensed approximately $1.2 million related to these amended stock options (“Amended Options”). Management believes that these costs and cash payments are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

4.	Cost related to certain former employees’ stock options: The exercise price of certain former employees’ vested, unexercised and outstanding stock options were less than the fair market value per share of ACS stock on the revised measurement dates for such stock options. During the first quarter of fiscal year 2008, the Company notified certain former employees that the Company will pay them the additional 20% income tax imposed by Section 409A if a triggering event occurs and if the employee is required to recognize and report W-2 income under Section 409A, subject to certain limitations. During the three and twelve months ended June 30, 2008, the Company accrued approximately $0.3 million and $1.4 million, respectively, based on the market price of ACS common stock at June 30, 2008 and will adjust this accrual to the fair market value of ACS stock each quarter until the options are exercised (“Income Tax Reimbursements”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

5.	Gain related to sale of our decision support business: In the second quarter of fiscal year 2008, the Company divested its decision support business and recognized a pre-tax gain of $2.4 million. Management believes that the decision support business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

6.	Waiver fee on our Credit Facility: In the first quarter of fiscal year 2007, the Company received an amendment, consent and waiver from the lenders under our Credit Facility with respect to, among other provisions, waiver of any default or event of default arising under the Credit Facility as a result of our failure to comply with certain reporting covenants (“Waiver Fee”) and paid a fee of $1.6 million. Management believes that our delayed filings of our Annual Report on Form 10-K for the year ended June 30, 2006 and Quarterly Report on Form 10-Q for the period ended September 30, 2006, which necessitated the waiver, are infrequently occurring events and excluding the Waiver Fee provides a more meaningful representation of our results of operations for the first quarter of fiscal year 2007.

7.	Gain related to sale of minority interests: In the third quarter of fiscal year 2007, the Company divested its minority interest in a professional service business and recognized a pre-tax gain of $8.2 million ($5.3 million, net of income tax). Management believes that this sale is an isolated event related to non-core operations and not representative of our ongoing operations. This business was not considered strategic to our ongoing operations and excluding the gains on the sale helps to isolate the performance of our continuing operations.

8.	North Carolina contract settlement (“NC Settlement”): In the third quarter of fiscal year 2007, we mutually agreed to terminate the North Carolina MMIS contract, settled all issues related to the contract, and recognized $3.4 million in revenue related to this settlement. The Company believes that the contract termination and settlement was an infrequent occurrence and that excluding this settlement helps to provide a more meaningful representation of the performance of our continuing operations.

9.	Litigation settlement: In the third and fourth quarters of fiscal year 2007, we recorded charges of approximately $2.2 million and $2.3 million, respectively, related to the settlement of a pre-acquisition claim related to our fiscal year 2005 acquisition of the human resources consulting business of Mellon Financial Corporation. In the third quarter of fiscal year 2008, we recovered approximately $1.8 million of this settlement. We believe that the settlement and subsequent recovery of this pre-acquisition claim is not related to our ongoing operations and that excluding them helps to provide a more meaningful representation of the performance from our continuing operations.

10.	Non-cash impairment charge related to our agreement with the Department of Education to cease development of certain in-process capitalized software. In 2003, we were awarded a contract with the Department of Education for its “Common Services for Borrowers” initiative (“CSB”). Under this contract we provide comprehensive loan servicing, consolidation loan processing, debt collection services on delinquent accounts, IT infrastructure operations and support, maintenance and development of information systems, and portfolio management services for the Department of Education’s Direct Student Loan program. In May 2007, we agreed with the Department to cease development of certain software contemplated under the CSB contract. As a result of the agreement to cease development, we recorded a non-cash impairment charge (“CSB Impairment”) of approximately $76.4 million (approximately $48.3 million, net of income tax) related to in-process capitalized development costs. Management believes that excluding this infrequent charge helps to isolate the underlying operational trends of our business and facilitates comparisons among periods.

11.	Resolution of taxes, interest and penalty reversal related to Section 162(m) deductions. We included in our restatements of our fiscal year 2004, 2005 and the first three quarters of fiscal year 2006 financial statements an accrual for additional income tax liabilities and estimated penalties and interest related to certain cash executive compensation deductions previously taken under Section 162(m), which we believed may be non-deductible as a result of information that had been obtained by us in connection with our internal investigation, due to factors both related and unrelated to revised measurement dates. In the fourth quarters of fiscal years 2007 and 2008, we reversed approximately $6.0 million and $4.8 million, respectively, of accrued income taxes, penalties and interest associated with Section 162(m) issues, as we believe an accrual for these amounts is no longer required (“162 (m) Resolution”). These deductions were related to prior fiscal years, and management believes that excluding them provides a more meaningful representation of our results of operations in the fourth quarters of fiscal years 2007 and 2008.

12.	Gain related to sale of our Unclaimed Property Reporting and Recovery (“UPRR”) business. In the fourth quarter of fiscal year 2008, the Company divested its UPRR business and recognized a pre-tax gain of $1.0 million. Management believes that the UPRR business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (GAAP)
TO ADJUSTED OPERATING INCOME (Non-GAAP)
(UNAUDITED)
(In millions)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating Income (GAAP)	$177.9	$83.2	$645.1	$537.0
Adjusting items, pre-tax:
Option investigation related costs	(1.4)	6.3	32.6	32.3
Buyout related costs	1.0	5.4	9.9	5.9
Amended options (409(a))	—	—	1.2	—
Income tax reimbursement	0.3	—	1.4	—
Sale of decision support business	—	—	(2.4)	—
NC Settlement	—	—	—	(3.4)
Pre-acquisition litigation settlement	—	2.3	(1.8)	4.5
CSB Impairment	—	76.4	—	76.4
162(m) resolution	—	(0.9)	—	(0.9)
Sale of UPRR	(1.0)	—	(1.0)	—

Adjusted Operating Income (Non-GAAP)*	$176.8	$172.7	$685.0	$651.9

RECONCILIATION OF NET INCOME (GAAP)
TO ADJUSTED NET INCOME (Non-GAAP)
(UNAUDITED)
(In millions)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net Income (GAAP)	$98.6	$37.6	$329.0	$253.1
Adjusting items, net of tax:
Option investigation related costs	(0.9)	4.2	21.0	20.8
Buyout related costs	0.6	3.6	6.4	3.9
Amended options (409(a))	—	—	0.8	—
Income tax reimbursement	0.2	—	0.9	—
Sale of decision support business	—	—	(1.6)	—
Waiver fee	—	—	—	1.6
Sale of minority interests	—	0.6	—	(5.3)
NC settlement	—	—	—	(2.1)
Pre-acquisition litigation settlement	—	1.5	(1.1)	2.9
CSB Impairment	—	48.3	—	48.3
162(m) resolution	(4.8)	(6.0)	(4.8)	(6.0)
Sale of UPRR	(0.6)	—	(0.6)	—

Adjusted Net Income (Non-GAAP)*	$93.1	$89.7	$350.0	$317.2

*	Differences in schedule due to rounding.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED EARNINGS PER SHARE (GAAP)
TO ADJUSTED DILUTED EARNINGS PER SHARE (Non-GAAP)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Diluted Earnings Per Share (GAAP)	$1.01	$0.37	$3.32	$2.49
Adjusting items, net of tax:
Option investigation related costs	(0.01)	0.04	0.21	0.20
Buyout related costs	0.01	0.03	0.06	0.04
Amended options (409(a))	—	—	0.01	—
Income tax reimbursement	—	—	0.01	—
Sale of decision support business	—	—	(0.02)	—
Waiver fee	—	—	—	0.01
Sale of minority interests	—	—	—	(0.05)
NC settlement	—	—	—	(0.02)
Pre-acquisition litigation settlement	—	0.02	(0.01)	0.03
CSB Impairment	—	0.48	—	0.48
162(m) resolution	(0.05)	(0.06)	(0.05)	(0.06)
Sale of UPRR	(0.01)	—	—	—

Adjusted Diluted Earnings Per Share (Non-GAAP)*	$0.95	$0.88	$3.53	$3.12

*	Differences in schedule due to rounding.

Internal revenue growth — is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.
For the three months ended June 30, 2008, the Company generated internal revenue growth of 4%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Three months ended June 30,
	2008	2007	Growth %(a)

Consolidated
Total Revenues	$1,614	$1,520	6%
Less: Divested	(5)	(8)

Adjusted Base	$1,609	$1,512	6%

Acquired Revenues*	$45	$4	2%
Internal Revenues	1,564	1,508	4%

Total	$1,609	$1,512	6%

Commercial
Total Revenues	$970	$872	11%
Less: Divested	(5)	(6)

Adjusted Base	$965	$866	11%

Acquired Revenues*	$33	$—	3%
Internal Revenues	932	866	8%

Total	$965	$866	11%

Government
Total Revenues	$644	$648	-1%
Less: Divested	—	(2)

Adjusted Base	$644	$646	—

Acquired Revenues*	$12	$4	2%
Internal Revenues	632	642	-2%

Total	$644	$646	—

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Differences in schedule due to rounding.

For the twelve months ended June 30, 2008, the Company generated internal revenue growth of 5%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Twelve months ended June 30,
	2008	2007	Growth %(a)

Consolidated
Total Revenues	$6,161	$5,772	7%
Less: Divested	(5)	(11)

Adjusted Base	$6,156	$5,761	7%

Acquired Revenues*	$116	$4	2%
Internal Revenues	6,040	5,757	5%

Total	$6,156	$5,761	7%

Commercial
Total Revenues	$3,674	$3,405	8%
Less: Divested	(5)	(6)

Adjusted Base	$3,669	$3,399	8%

Acquired Revenues*	$83	$—	2%
Internal Revenues	3,586	3,399	6%

Total	$3,669	$3,399	8%

Government
Total Revenues	$2,487	$2,367	5%
Less: Divested	—	(5)

Adjusted Base	$2,487	$2,362	5%

Acquired Revenues*	$33	$4	1%
Internal Revenues	2,454	2,358	4%

Total	$2,487	$2,362	5%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Differences in schedule due to rounding.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe that this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies (unaudited, $ in millions):

	Three months ended		Twelve months ended
	June 30,		June 30,
	2008	2007	2008	2007
Free Cash Flow
Net cash provided by operating activities	$267	$343	$827	$738
Less:
Purchase of property, equipment and software, net of sales	(75)	(78)	(268)	(317)
Additions to other intangible assets	(15)	(13)	(40)	(43)

Free Cash Flow*	$177	$253	$518	$378

*	Differences in schedule due to rounding.
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